EXHIBIT 99.1

Carnival Corporation & plc Announces Closing of $3.0 Billion 5.75% Senior Unsecured Notes Offering

Proceeds from the upsized offering of senior unsecured notes to be used to fully repay borrowings under the senior secured term loan facility and to redeem $2.4 billion of 5.750% senior unsecured notes due 2027

MIAMI, July 16, 2025 /PRNewswire/ -- Carnival Corporation & plc (NYSE/LSE: CCL; NYSE: CUK) today announced that Carnival Corporation (the “Company”) has closed its previously announced private offering (the “Notes Offering”) of $3.0 billion aggregate principal amount of 5.75% senior unsecured notes due 2032 (the “Notes”).

The Company will use the proceeds from the Notes Offering to fully repay the borrowings under Carnival Corporation’s first-priority senior secured term loan facility maturing in 2028, with remaining net proceeds, together with cash on hand, used to redeem $2.4 billion of the Company’s 5.750% senior unsecured notes due 2027 (the “2027 Unsecured Notes”). The transaction is a continuation of the Company’s strategy to deleverage, manage its future debt maturities and reduce secured debt.

“We have completed another successful transaction to continue our accelerated path back to investment grade credit,” said David Bernstein, Chief Financial Officer. “Already this year the Company has opportunistically refinanced nearly $11 billion of debt and prepaid $1.1 billion of debt. In addition, the Company has cut its secured debt by nearly 70% since its peak in the fourth quarter of 2021 as the Company rebuilds its financial fortress.”

In connection with the pricing of the Notes Offering, the Company issued a conditional notice of redemption for $2.4 billion aggregate principal amount of the 2027 Unsecured Notes to be redeemed on July 17, 2025 at a redemption price equal to 100.0% of the principal amount of the 2027 Unsecured Notes to be redeemed, plus an applicable “make-whole” premium and accrued and unpaid interest to, but excluding, the redemption date. The condition to completion of the $2.4 billion redemption of the 2027 Unsecured Notes was satisfied upon closing of the Notes Offering, and the redemption will occur on July 17, 2025.

The Notes will pay interest semi-annually on February 1 and August 1 of each year, beginning on February 1, 2026, at a rate of 5.75% per year. The Notes will be unsecured and will mature on August 1, 2032. The Notes will be fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally, by Carnival plc and certain of the Company’s and Carnival plc’s subsidiaries that also guarantee our first-priority secured indebtedness, certain of our other unsecured notes and our convertible notes. The indenture that governs the Notes has investment grade-style covenants.

This press release does not constitute a notice of redemption with respect to the 2027 Unsecured Notes.

The Notes were offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States, only to non-U.S. investors pursuant to Regulation S under the Securities Act.

The Notes were not, and will not be, registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to purchase the Notes or any other securities and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such offering, solicitation or sale would be unlawful.

About Carnival Corporation & plc

Carnival Corporation & plc is the largest global cruise company, and among the largest leisure travel companies, with a portfolio of world-class cruise lines - AIDA Cruises, Carnival Cruise Line, Costa Cruises, Cunard, Holland America Line, P&O Cruises, Princess Cruises and Seabourn.

Cautionary Note Concerning Forward-Looking Statements

Certain statements in this press release constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, the financing transactions described herein, future results, operations, outlooks, plans, goals, reputation, cash flows and liquidity and other events which have not yet occurred. Forward-looking statements reflect management’s current expectations and are subject to risks, uncertainties and other factors that could cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements. Factors that could affect our results include, among others, those discussed under the caption “Risk Factors” in our most recent annual report on Form 10-K, as well as our other filings with the Securities and Exchange Commission (the “SEC”), copies of which may be obtained by visiting the Investor Relations page of our website at www.carnivalcorp.com/investors/ or the SEC’s website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to us on the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SOURCE Carnival Corporation & plc

Carnival Corporation & plc Media Contact: Jody Venturoni, Carnival Corporation, jventuroni@carnival.com, (469) 797-6380

Carnival Corporation & plc Investor Relations Contact: Beth Roberts, Carnival Corporation, eroberts@carnival.com, (305) 406-4832